EXHIBIT 4.3(c)


                            CERTIFICATE OF ADJUSTED PRICE


               Pursuant to Section 12 of that certain Rights Agreement dated as of April 27, 1988 (the "Rights Agreement") by and between Atmos Energy Corporation (successor to Energas Company) ("Company") and First National Bank of Boston (successor in interest to Morgan Shareholder Services Trust Company) (the "Rights Agent"), the Company does hereby make the following certification:

                         1.  As of May 16, 1994, The Company
                    completed a three-for-two split of its common stock, effected in the form of a stock dividend.

                         2.  Pursuant to Section 11(a)(i) of the
                    Rights Agreement, as amended, the Purchase
                    Price for each share of common stock pursuant to the exercise of a Right must be adjusted to reflect such stock split.

                         3.  The Purchase Price has been adjusted
                    from $45 per share to $30 per share.

               Executed this 15th day of August, 1994.


                                             ATMOS ENERGY CORPORATION

          ATTEST:

          /s/ Glen A. Blanscet              By: Don E. James
          ---------------------------           ------------------------
          Glen A. Blanscet, Secretary           Don E. James
                                                Sr. Vice President and
                                                  General Counsel